Exhibit 99.4

Letter to Beneficial Holders Regarding the Offer to Tender for Exchange

Any and All Outstanding 4.75% Senior Notes due 2023, which have not been registered under the Securities Act of 1933 for

4.75% Senior Notes due 2023, which have been registered under the Securities Act of 1933 of

Lear Corporation

Pursuant to the Prospectus dated                 , 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2014, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

                , 2014

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                 , 2014 (the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer (the “Exchange Offer”) by Lear Corporation, a Delaware corporation (the “Issuer”), to issue up to U.S. $500,000,000 of its 4.75% Senior Notes due 2023 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for an equal aggregate principal amount 4.75% Senior Notes due 2023 (the “Outstanding Notes”), issued and sold on January 17, 2013 in a transaction exempt from registration under the Securities Act, upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Outstanding Notes, under the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read the Prospectus and Letter of Transmittal carefully before instructing us to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2014. Outstanding Notes tendered in the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time before the Expiration Date.

If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

Instructions To Registered Holder

From Beneficial Owner of

4.75% Senior Notes due 2023 of

Lear Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuer.

This will instruct you to tender the principal amount of Outstanding Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                 of the Outstanding Notes

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐      To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$                 of the Outstanding Notes

☐      NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that (i) the undersigned is not an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act; (ii) the Exchange Notes issued in the Exchange Offer are being acquired in the ordinary course of business of the holders; (iii) neither the undersigned nor, to the actual knowledge of such undersigned, any other person receiving Exchange Notes from the undersigned, has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued in the Exchange Offer; (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes; (v) if the undersigned is a broker-dealer, the undersigned will receive Exchange Notes for its own account in exchange for Outstanding Notes, the Outstanding Notes to be exchanged by the undersigned for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and the holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act, and the undersigned will comply with the applicable provisions of the Securities Act with respect to resale of any Exchange Notes; and (vii) the undersigned is not acting on behalf of any persons or entities who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

The purchaser status of the undersigned is (check the box that applies):

☐      A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act).

☐      An “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

☐      A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Outstanding Notes outside the United States in accordance with Rule 904 under the Securities Act.

☐      Other (describe)

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) of Signatory(ies), if different from beneficial owner (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number:

Date:

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